OIL AND GAS LEASE

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

THE STATE OF TEXAS :

COUNTY OF WICHITA :

This agreement is made and entered on Dec 29th, 2008, by and between FRED DWYER of 7699 Bacon Switch Road, Wichita Falls, Texas 76305; LYNN LANDRUM, of 1910 Daniels Road, Burkburnett, Texas 76354; JOE D. BLOODWORTH, of 3305 Mockingbird Lane, Wichita Falls, Texas 76308; and ED COVINGTON, of 1101 Scott Street, Wichita Falls, Texas 76301 ("Lessors"), and BRAY-CONN RESOURCES, LLC ("Lessee") whose address is P. O. Box 510345, Salt Lake City, Utah 84151. Lessors and Lessee hereby agree as follows:

1. Lessors, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and of the royalties and other agreements herein provided, hereby grant, lease, and let exclusively to Lessee, for the sole and only purpose of prospecting and drilling for and producing oil and gas only and, if reasonably necessary for and used solely in connection with production from the lands covered by this lease, of laying pipelines and buildings tanks on said lands to produce, and transport said oil and gas, with depth restriction, on all of the following described land as one unit, herein called the "leased premises:"

   See Legal Description on Exhibit "A" attached hereto and hereby referred to and incorporated herein for all purposes.

   Lessors hereby expressly reserve to themselves any and all minerals including coal, lignite, uranium and any other surface minerals.

2. Subject to the other provisions contained herein, this lease shall remain in force for a term of eight (8) months from this date, said term being herein called the "primary term", and so long thereafter as oil or gas, or either of them, is produced from the leased premises by Lessee in paying quantities. The primary term will be extended for three (3) months on the leased premises as long as the drilling of a new well is begun and completed or abandoned with due diligence, and with time being of the essence, within the primary term or the immediately previous extension. These three month extensions shall be from the commencement of a well to the commencement of the next well and shall be computed cumulatively so that if Lessee commences work on two or more wells within a three month period, that work will produce an extension equal to the number of wells commenced multiplied by three months. Each well commenced shall be completed or abandoned with due diligence, time being of the essence.

3. After the termination of the primary term, each producing well Lessee has on the leased premises will continue to be governed by this lease, but only as to the area then assigned as a proration unit to such well by the Railroad Commission of Texas or other governmental regulatory agency.

4. The portion of each proration unit that continues to be governed by this lease after the primary term, or after any extension thereof in accordance with Paragraph 2, shall be fifty feet (50') above and fifty feet (50') below production depth in the form of a square or rectangle, with no one side being more than twice the length of another side, with the sides parallel to the sides of the leased premises, with one

side coinciding with one side of the leased premises if possible, and with the well thereon being located at or near the center of such area.

5. If oil or gas is not being produced from the leased premises at the expiration of the primary term of this lease, but Lessee is then engaged in actual drilling or completion of a well or wells for oil or gas, then this lease shall continue in force so long as drilling or completion operations on such well or wells are being diligently and continuously prosecuted by Lessee, with time being of the essence.

   a. Drilling or completion operations shall be considered to be continuously prosecuted if there is no cessation of actual drilling or completion operations for more than three (3) months.

   b. If oil or gas shall be discovered and produced from any such well or wells being drilled or completed at the expiration of the primary term of this lease, then this lease shall continue in full force so long thereafter as oil or gas is produced from the leased premises by Lessee in paying quantities, limited as to the acreage, depth, and time as herein provided.

   c. <u>This paragraph does not replace or diminish the continuous drilling requirements in Paragraph 2</u>.

6. Lessee covenants and agrees:

   a. To pay Lessors, as royalty from oil, 1/5 of the market value, at the well, of all oil produced and saved from the leased premises.

   b. If Lessor so elects, Lessee shall deliver Lessors' stated portion of such oil, free of cost, to Lessors in kind at the wellhead, or the credit of Lessors in the pipeline to which Lessee may connect the wells.

   c. To pay Lessors, as royalty from gas, including casinghead gas or other gaseous substances produced and saved from the leased premises or sold or used off the leased premises or in the manufacture of gasoline or other products therefrom, 1/5 of the market value at the well of such gas, provided that on gas sold at the wells pursuant to any contract ratified in writing by Lessors prior to the effective date thereof, the royalty shall be, 1/5 of the amount realized from such sale.

   d. If Lessors so elect, Lessee shall deliver Lessors' stated portion of such gas, free of cost, to Lessors in kind at the wellhead or to Lessors' credit in the pipeline to which Lessee may connect the wells.

7. Lessors may have gas free of charge from any gas well on the leased premises for all stoves and inside lights in any houses now on Lessors' land. Lessors shall make his own connections with the well, and Lessors' use of such gas shall be at Lessors' risk and expense at all times.

8. If Lessors own an interest in the mineral estate in and to the leased premises less than the entire fee simple estate, then the royalties and rentals to be paid Lessors shall be reduced proportionately.

9. Lessee shall have the right at any time to redeem for Lessors, by payment, any mortgages, taxes, or other liens or interest and other charges on the leased premises in the event of default of payment by Lessor, to be subrogated to the rights of the holder thereof, and to deduct amounts so paid from rentals or other payments due or which may become due under this lease.

10. This lease is made and accepted without any warranty or covenant of title of any kind whatsoever, express or implied. This lease is specifically made without warranty of title, express or implied, with regard to any claim made by THE IRREVOCABLE EUSTACE LIVING CHILDREN'S TRUST, its successors and assigns.

11. If Lessor owns no interest in the mineral estate in and to any portion of the leased premises, then this lease shall not apply to or include such portion, and such portion shall not be considered as part of the leased premises for any purpose whatsoever. In no event shall any lands not owned by Lessor be considered to be pooled or unitized with the lands hereby leased.

12. Except as otherwise provided herein, Lessee shall have the right at any time during or within six (6) months after the termination of this lease or any portion thereof to remove all machinery and fixtures placed on the leased premises or portion thereof containing such machinery and fixtures, including the right to draw and remove casing, except casing on water wells. Any casing, pipe, or other equipment not removed within six (6) months of the termination of this lease or portion thereof containing such equipment will become the property of Lessors.

13. It is agreed that if any salt water develops in any well or operations of Lessee hereunder, such salt water shall be reinjected into the ground in a manner satisfactory to the Railroad Commission's regulations and so as not to contaminate fresh water formations under the leased premises, or the same shall be removed from the leased premises. Salt or other wastewater produced from any location not within the boundaries of the leased premises shall not be disposed of at any location within those boundaries without the prior written consent of Lessors.

14. Lessee will engage in no drilling operations on the leased premises unless Lessee shall have given Lessors at least thirty (30) days written notice of such proposed drilling and the proposed location.

15. Lessee's obligations relative to damages accruing under the terms of this lease will extend to acts by, and will be binding upon, Lessee's employees, agents, assigns, sublessees, and independent contractors.

16. Any abstracts of title that Lessee shall order or purchase for use in connection with this lease shall become the property of Lessors as soon as the same have served the purposes for which ordered or purchased by Lessee or as soon as division order title work is completed, whichever occurs first. Prior to such time, Lessors upon proper receipt may borrow such abstracts of title if not inconvenient to Lessee; after such time, Lessee upon proper receipt may borrow such abstracts of title if not inconvenient to Lessors.

17. Lessors shall have access to all prospecting, drilling and production information concerning the leased premises. Upon Lessors' request, Lessee shall furnish to Lessors, without cost, one copy of such logs, test reports, data, and information made or obtained in connection with Lessee's prospecting, drilling, or production on the leased premises. Lessors, or their representatives, shall have access to all rig floors.

18. All express or implied covenants of this lease shall be subject to all Federal and State laws, executive orders, rules, or regulations, and this lease shall not be terminated, in whole or in part, nor shall Lessee beheld liable in damages for failure to comply herewith, if compliance is prevented by, or if such failure is the result of, any law, order, rule, or regulation, and if from such cause Lessee is prevented from conducting drilling or reworking operations on or producing oil or gas from the leased premises:

a. The time while Lessee is so prevented shall not be counted against Lessee, and this lease shall be extended for a length of time equal to that during which Lessee is so prevented from conducting drilling or reworking operations on or producing oil or gas from such leased premises, notwithstanding any other provision hereof.

b. Provided, however, circumstances covered by this paragraph may not extend the life of this lease longer than one (1) year from date herein.

19. Except with respect to the obligation to produce, in the event Lessors consider that Lessee has not complied with all its obligations hereunder, both express and implied, before production has been secured or after production has been secured, Lessors shall notify Lessee in writing, setting out specifically in what respects Lessee has breached this contract. Termination of this lease shall not occur until notice is received and the timeline described within this paragraph expires without an attempt by Lessee to cure or commence to cure the breach(es) alleged in the notice.

a. Lessee shall then have thirty (30) days after the giving of such notice within which to meet or commence to meet all or any part of the breaches alleged by Lessors.

b. The giving of said notice shall be precedent to the bringing of any action by Lessors on said lease for any cause, and no such action shall be brought until the lapse of thirty (30) days after the giving of such notice to Lessee.

c. Neither the giving of such notice nor the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Lessee has failed to perform all of its obligations hereunder.

20. If, after the expiration of thirty (30) days as set forth above, Lessee still has not fulfilled any of its obligations hereunder regarding surface operations, then Lessors shall have the right, but not the obligation to perform or cause to be performed such obligations, and upon Lessors' delivery to Lessee of a statement of the actual cost of such performance, Lessee shall be indebted to Lessors in an amount equal to the actual cost of such performance, plus, in addition thereto, 10% of the cost of such performance, as a penalty for Lessee's failure to perform, such indebtedness to be immediately payable. The remedies afforded Lessor under this subparagraph shall be cumulative and not exclusive of any other remedies Lessors may have hereunder or by law.

21. The estate of either party hereto is expressly assignable in whole or in part, and this lease and all rights, obligations, and covenants of Lessors and Lessee hereunder shall inure to the benefit of and be binding upon the heirs, successors, executors, personal representatives, and assigns of Lessors and Lessee.

22. No change in the ownership of the leased premises or assignment of rentals or royalties shall be binding on Lessee until after Lessee has been furnished with a written transfer or assignment or a certified copy thereof. No change in ownership of the leasehold estate created by this lease shall be binding on Lessors until after Lessors have been furnished with a written transfer or assignment or a certified copy thereof.

23. The acceptance of any assignment or other transfer of any interest in the leasehold estate created by this lease shall constitute the assumption by such assignee or transferee of all of Lessee's duties and obligations hereunder insofar as that portion of the leased premises covered by such assignment or transfer. However, any such assignment or transfer shall not relieve Lessee of any duties or obligations hereunder except as expressly stated herein.

24. If this lease shall be assigned as to any portion of the leased premises and the assignee or assignees of such portion shall fail or make default in the payment of the proportionate part of the rents due from them, such default shall not operate to defeat or affect this lease insofar as it covers a portion of the leased premises upon which Lessee or any assignees thereof shall make due payment of said rentals.

25. Upon the termination of this lease as to any portion of the leased premises, Lessee shall promptly furnish Lessors a written release thereof duly executed and acknowledged by Lessee and all assignees and transferees of Lessee's interest therein.

26. Whenever Lessors under the terms hereof have the right to make a request, election, designation, notification, consent, or to take other similar action, Lessors' failure to exercise such right shall not constitute a waiver of such right, and Lessors' exercise of such right at any given time shall not bar Lessors' subsequent exercise of the same right. The failure of Lessors to enforce any then due obligations of Lessee hereunder shall not bar enforcement of any subsequently occurring obligation of Lessee.

27. All obligations hereunder of Lessee to pay any sums of money to Lessors shall be performable in Wichita County, Texas, and all other obligations hereunder of Lessee shall be performable in the county in which the leased premises are located.

28. This lease may be modified only by a separate written instrument duly executed and acknowledged by both Lessors and Lessee. Further, no provision of any division or transfer order or other similar instrument executed by Lessors shall operate to ratify any oil and/or gas lease, pooling or unitization agreement, or sales purchase contract covering the leased premises or production therefrom or to vary or contradict the terms of or diminish the rights of Lessors under this Lease.

29. All notices permitted or required to be given hereunder or by law shall be in writing and shall be made to the addresses hereinabove set forth until Lessors or Lessee notifies the other in writing of any change in address. Such notices shall be considered given upon the deposit of same with the United States Postal Service, certified, return receipt requested, and with postage paid and properly addressed.

Signed on December 29, 2008.

LESSORS:

FRED DWYER

LYNN LANDRUM

JOE D. BLOODWORTH

ED COVINGTON

LESSEE:

BRAY-CONN RESOURCES, LLC

By

Signature

Name Printed: Cary A Valerio

Title: managing member

THE STATE OF TEXAS :
:
COUNTY OF WICHITA :

This instrument was acknowledged before me on the 14 day of January, ~~2008~~ 2009, by FRED DWYER.

PAMELA HUPKA
NOTARY PUBLIC, STATE OF TEXAS
MY COMMISSION EXPIRES
NOV. 6, 2010

[seal]

Pamela Hupka
Notary Public, State of Texas

THE STATE OF TEXAS :
:
COUNTY OF WICHITA :

This instrument was acknowledged before me on the 7th day of January, ~~2008~~ 2009, by LYNN LANDRUM.

LEVITA WEST
NOTARY PUBLIC, STATE OF TEXAS
MY COMMISSION EXPIRES
MAY 17, 2010

[seal]

Levita West
Notary Public, State of Texas

THE STATE OF TEXAS :
:
COUNTY OF WICHITA :

This instrument was acknowledged before me on the 7th day of January, ~~2008~~ 2009, by JOE D. BLOODWORTH.

HOLLIE JO EASTER
Notary Public
STATE OF TEXAS
My Comm. Exp. 10/09/2010

[seal]

Hollie Jo Easter
Notary Public, State of Texas

THE STATE OF TEXAS :
:
COUNTY OF WICHITA :

This instrument was acknowledged before me on the 7th day of January, ~~2008~~ 2009, by ED COVINGTON.

LEVITA WEST
NOTARY PUBLIC, STATE OF TEXAS
MY COMMISSION EXPIRES
MAY 17, 2010

[seal]

Levita West
Notary Public, State of Texas

THE STATE OF UTAH :

COUNTY OF Salt Lake :

This instrument was acknowledged before me on the 29 day of December, 2008, by Cary A Valerio, as Managing Member of BRAY-CONN RESOURCES, LLC, a Texas Limited Liability Company, on behalf of said limited liability company.

[seal]

Notary Public, State of Utah

DESIRAE LOPEZ GILLANE
NOTARY PUBLIC - STATE OF UTAH
139 E. SO TEMPLE, SUITE 300
SALT LAKE CITY, UT 84111-1128
My Comm. Exp. 02/23/2009

AFTER RECORDING, RETURN TO:

FUDGE & ELDER
320 E. THIRD STREET
BURKBURNETT, TX 76354

PREPARED IN THE LAW OFFICES OF:

FUDGE & ELDER
320 E. THIRD STREET
BURKBURNETT, TX 76354

EXHIBIT "A"

All right, title and interest, if any, in and to all of the oil, gas and other minerals (the "Mineral Interest") under a tract containing 1086.6 acres situated in Wichita County, Texas, reserved in Deed of said lands dated October 1, 1952, from Mrs. Frances R. Grattan et al to Edward B. Featherston, recorded in Volume 592, Pages 226, et seq., of the Deed Records of Wichita County, Texas, reference to which Deed and its record being here made for all purposes, subject to: (i) all matters in the chain of title to the Mineral Interest, and (ii) the terms and provisions of any valid and subsisting oil and gas lease or oil, gas and mineral lease covering all or any part of the Mineral Interest.